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                                                                   EXHIBIT 10.18

                              AMENDED AND RESTATED
                            INTERCREDITOR AGREEMENT

         THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of April 18, 2003 (this "AGREEMENT"), replaces and supercedes that certain AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of November 26, 2002 and any subsequent amendments, and is entered into by and between VESTIN MORTGAGE, INC., a Nevada corporation ("VESTIN MORTGAGE"), VESTIN FUND I, LLC, a Nevada limited liability company ("VESTIN FUND I") and VESTIN FUND II, LLC, a Nevada limited liability company ("VESTIN FUND II") whose principal place of business and post office address is 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102, (individually, "LEAD LENDER, or collectively, "LEAD LENDERS" and OWENS FINANCIAL GROUP, INC., a California corporation ("OWENS FINANCIAL") and Owens Mortgage Investment Fund, a California Limited Partnership ("OWENS MORTGAGE INVESTMENT FUND") whose principal place of business and post office address is 2221 Olympic Boulevard, Walnut Creek, California 94595, (individually, a "Lender", or collectively, "LENDERS")

                                   RECITALS:

         A. Vestin Fund I is an SEC registered direct participation program that provides financing secured by deeds of trust or mortgages on real property. Vestin Fund I contains loans in the approximate amount of $100,000,000.

         B. Vestin Fund II is a SEC registered direct participation program that provides financing secured by deeds of trust or mortgages on real property. Vestin Fund II contains loans in the approximate amount of $342,000,000.

         C.       Vestin Mortgage is the Manager for Vestin Fund I and Vestin
Fund II.

         D. Owens Mortgage Investment Fund is a SEC registered public partnership that provides financing and owns notes secured by deeds of trust or mortgages on real property.

         E. Owens Financial is the General Partner of Owens Mortgage Investment Fund.

         F. Owens Financial and Owens Mortgage Investment Fund intend to purchase a portion of some of the loans held by Vestin Fund I and Vestin Fund II as hereinafter set forth in Exhibit "A".

         G. Vestin Mortgage wishes to sell by assignment a portion of some of the loans held by Vestin Fund I and Vestin Fund II, as hereinafter set forth in Exhibit "A".

         H. The Lead Lenders and Lenders enter into this Agreement to, among other things, further define their respective rights, duties, authorities and responsibilities regarding their proposed shared interests in the various loans which make up the portfolio of Vestin I and Vestin II and to define the priority of payment for all of the proceeds from the assigned participation in those loans.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and based upon the foregoing Recitals which are an integral part of this Agreement, as well as the mutual covenants and promises contained herein, Vestin Mortgage, Vestin Fund I, Vestin Fund II, Owens Financial, and Owens Mortgage Investment Fund hereby agree as follows:

                             SECTION 1. DEFINITIONS

         Section 1.1. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them below in this Section 1 or in the provisions of this Agreement referred to below:

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         "Agreement" shall mean this Intercreditor Agreement as amended, modified or restated in accordance with the terms hereof.

         "Assignment" shall mean the actual recorded assignment of a specific percentage interest in a "Loan".

         "Bankruptcy Proceeding" shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking its relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

         "Borrower" shall mean any person or entity that obligates itself or its property as security for a "Loan".

         "Collateral" shall mean all the real and personal property collateral under the "Loan Documents".

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, pursuant to the "Loan Documents" constitute an Event of Default.

         "Interest Rate" shall mean a fixed rate of interest equivalent to twelve percent (12%) per annum to be paid to Owens Financial or Owens Mortgage Investment Fund in accordance with this Agreement for their "Participation Interest" in the "Loans" assigned by Vestin Mortgage and Vestin Fund I and Vestin Fund II.

         "Late Charges" shall mean the late charges and or default rate charged to Borrower in the event of default or late payments under the "Loan Documents".

         "Lead Lender and Lead Lenders" shall mean Vestin Mortgage, Vestin Fund I, Vestin Fund II or any successor lead lender.

         "Lender and Lenders" shall mean Owens Financial or Owens Mortgage Investment Fund or their assignee.

         "Loan Documents" shall mean of all the various notes, deeds of trusts, guarantees, title policies, security agreements, loan agreements, assignment of rents and profits, and whatever documents are in existence to protect and secure the repayment of the Borrowers obligations under the "loan".

         "Loan" shall mean the note, and all of the documents and agreements that evidence and secure the debt of the "Borrower", owned by Vestin I and Vestin II.

         "Priority of Payment" shall mean the order in which payments are made to the "Lead Lender" and to the "Lender".

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         "Participation Interest" shall signify amount in dollars of the
"Assignment" owned by Owens Financial and Owens Mortgage Investment Fund in the "Loan".

         "Participation Pool" shall mean those "Loans" identified on Exhibit "A" attached hereto in which "Lenders" shall acquire up to Thirty-seven Million Six Hundred Fifty Thousand Dollars ($37,650,000) of "Participation Interests", as such Participation Pool may be periodically modified in accordance with this Agreement.

         "Substitution of Security" shall mean the exchange of one "Participation Interest' in a "Loan" for a "Participation Interest" in a different "Loan" of an equal amount.

         1.2 Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon (a) the execution and delivery of this Agreement by the Lead Lenders and the Lenders, (b) the execution, delivery and effectiveness of the Loan Assignments and the Loan Documents by the Lead Lenders, and (c) the payment of the Participation Interest by Lenders to the Lead Lenders, which payment shall be made by Lenders to Lead Lenders as follows:
(i) on June 7, 2002, or before, if requested by the Lead Lenders, Lenders shall remit to Lead Lenders in immediately available funds the sum of $10,000,000 representing its Participation Interest in certain Loans; (ii) on June 28, 2002, or before, if requested by the Lead Lenders, Lenders shall remit to Lead Lenders in immediately available funds the sum of $10,000,000 representing its additional Participation Interest in certain Loans; and (iii) on July 19, 2002, or before, if requested by the Lead Lenders, Lenders shall remit to Lead Lenders in immediately available funds the sum of $10,000,000 representing its additional Participation Interest in certain Loans. Thereafter, any additional payments of Participation Interest shall be made subject to the mutual agreement of Lenders and Lead Lenders.

                     SECTION 2. RELATIONSHIP AMONG LENDERS

         2.1 Restrictions on Actions. Lead Lenders agree that, so long as any portion of a Loan is outstanding or unpaid they shall, for the benefit of Lenders, except as permitted under this Agreement:

                  (a) Notify Lenders before taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Loan Documents, except for delivering notices hereunder.

                  (b) Refrain from (1) selling any portion of the Loan to the Borrowers or any affiliate of the Borrowers and
                           (2) accepting any substitute guaranty or any other security for, the Loan from the Borrowers or any Affiliate of the Borrowers, without Lenders consent. In the event Lender refuses to consent to such requested action, Lead Lenders shall be entitled to either repurchase Lenders Participation Interest for the amount of principal and accrued interest outstanding or offer the Lenders a Substitution of Security.

         2.2 Representations and Warranties. Lead Lenders and Lenders represent and warrant to each other that:

                  (a) It (i) is a legal entity duly organized, existing and in good standing under the laws and governmental authority of the jurisdiction of its domicile, and (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated.

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                  (b)      The execution, delivery and performance by such Lead
Lenders or Lenders of this Agreement has been authorized by all necessary proceedings (corporate or otherwise) and does not and will not contravene any provision of law, its charter or by-laws or operating agreement or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Lead Lenders or Lenders.

                  (c) The execution, delivery and performance by such Lead Lenders or Lenders of this Agreement will result in a valid and legally binding obligation of such Lead Lenders or Lenders enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  (d) It has received and approved, as to form and content, sample copies of the Loan Documents and Assignments, however, such approval shall not operate as a warranty or representation of the adequacy, validity or binding effect of any of the Loan Documents or Assignments.

                  (e) Lead Lender represents that none of the Loans are in default at the time of the Assignment to Lender, and that, to the knowledge of Lead Lenders, none of the Borrowers or their assignees have notified Lead Lenders of any claims or offsets under the Loan Documents.

         2.3 Cooperation; Accountings. Lead Lenders will, upon the reasonable request of Lenders, from time to time execute and deliver or cause to be executed and delivered in a timely fashion such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. The Lead Lenders agree to provide to Lenders upon reasonable request, but in no event more frequently than once a month, a statement of all payments received in respect of the Loans Assigned.

         2.4 Reliance on Lead Lenders. Lenders agree that it has independently made its own analysis of the Loans and the decision to enter into this Agreement based upon such documents and information as it has deemed appropriate. The Lead Lenders shall promptly provide to Lenders a copy of all financial statements and reports of operating results and other documents and information received by the Lead Lenders in its capacity as such pursuant to the Loan Documents. The Lead Lenders shall have a duty and responsibility to provide Lenders with any credit or other information concerning the affairs, financial condition or business of the Borrowers which may come into the possession of the Lead Lenders, including financial statements, credit reports and any other documents and information upon the reasonable request of Lenders.

         2.5      Limitation on Lead Lender's Liability.

                  (a) In addition to the Lead Lender's failure to comply with the terms of this Agreement, including the Priority of Payment, the Lenders shall have full recourse against Lead Lenders for the amounts payable by the terms of this agreement. Lead Lenders obligation with respect to such payments shall be to remit to the Lenders a monthly payment based on the Interest Rate calculated on the Participation Interest and the principal amount of the Participation Interest when a Loan pays off or matures in accordance with this Agreement.

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                  (b)      Although Lead Lenders will exercise the same care in
administering the Loan as if the Loan were made entirely for Lead Lenders' own account, Lead Lenders liability shall be limited to the Lenders Participation Interest and the amount payable on that at the Interest Rate, except for a loss due to Lead Lenders' own gross negligence, willful acts or willful misconduct.

                  (c) Lead Lenders shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, cable or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the Lenders. Should approval of any action, any inaction or any proposed course of conduct in administering the Loan (either before or after the occurrence of an Event of Default) be requested in writing by the Lead Lenders from Lenders, such Lenders shall approve or deny such request in writing and shall deliver the writing to the Lead Lenders within ten (10) calendar days after the Lenders' receipt of the Lead Lender's request. Any Lenders' failure to respond within the ten (10) calendar days shall be deemed consent by such Lender to such request.

                  (d) Lead Lenders do not assume and shall have no responsibility or liability, express or implied, for (i) the collectibility of the Loan made to Borrowers under, or the enforceability of, any of the Loan Documents, or (ii) the financial condition or creditworthiness of the Borrowers, or (iii) any credit or other information furnished by the Borrowers to Lead Lenders, or (iv) the value of any collateral for the Loan.

         2.6 Lead Lender Rights as Lender. The Lead Lender in its capacity as a lender hereunder shall have the same rights, powers and obligations hereunder as all other Lenders and may exercise the same as though it were not acting as the Lead Lender.

                       SECTION 3. ADMINISTRATION OF LOAN

         3.1 Administration and Servicing of Loan. In administering and servicing the Loan, Lead Lenders shall act in its own behalf as to its interest in the Loan and shall act as an independent contractor (and not as an agent or trustee) for the Lenders with respect to their respective interests in the Loan. The Lenders hereby appoint and authorize Lead Lenders to act for and on behalf of the Lenders with regard to the Loan, subject to the restrictions set forth in this Agreement. Lead Lenders shall utilize its own facilities and equipment and its own employees and other persons authorized under the Loan Documents in the administering and servicing of the Loans, all without cost to the Lenders.

                  In its administering and servicing of the Loan, Lead Lenders shall perform the following duties (the enumeration of said duties not being intended to limit the duties to be performed by Lead Lenders in accordance with the foregoing paragraph) and shall be subject to the following restrictions and shall have the following rights:

                           (a)      Possession of Loan Documents. For the
benefit of the Lenders, Lead Lenders shall hold in its possession at its principal office executed originals of all the Loan Documents for each Loan assigned and shall deliver conformed copies of each thereof to the Lenders.

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                           (b)      Expenses/Losses. In the event that any
reasonable legal expenses or other expenses for the preservation of the collateral for the Loan or for the enforcement of the Loan are incurred by Lead Lenders in connection with the Loan or on or after or in connection with the occurrence of an Event of Default or the enforcement of any of the Loan Documents (including fees of counsel and other expenses), Lead Lenders shall bear and advance all such costs. Upon receipt of reimbursement for such expenses from Borrowers or any other person, Lead Lenders shall be entitled to retain such reimbursement.

                           (c)      Collections. Lead Lenders shall use
reasonable efforts to collect all payments of principal, interest and fees due from the Borrowers under the Loan Documents and shall remit to the Lenders on a monthly basis a payment calculated at the agreed Interest Rate based on the outstanding balance of the Participation Interest. The Lenders shall have the right to an accounting for all monies received by Lead Lenders in connection with each Loan that has a Participation Interest by Lenders.

                           (d)      Payment Returns. If any payment received by
Lead Lenders and distributed or credited to the Lenders is later rescinded or is otherwise required to be returned by Lead Lenders to the Borrowers for whatever reason (including, without limitation, settlement of an alleged claim), the Lenders shall be entitled to retain any payment received. The covenant contained in this paragraph shall survive the termination of this Agreement.

                           (e)      Records. Lead Lenders shall maintain such
books and records relating to the Loan as it would were the Loan made solely by Lead Lenders, which books and records shall be made available to the Lenders at Lead Lender's main branch in Las Vegas, Nevada at all reasonable times for purposes of inspection, examination and audit upon no less than forty-eight (48) hours prior notice.

                           (f)      Information. During the term of this
Agreement, Lead Lenders shall provide to the Lenders complete and current information as to the accrual status of the Loan and the status of principal and interest payments, and all information supplied by Borrowers in connection with the Loan. The Lenders will treat all such information as confidential, except that disclosure thereof may be made if required by law or the order of a court having jurisdiction.

                           (g)      Administrative Decisions. Lead Lenders shall
not, without written consent of Lenders, (1) release, or agree to the substitution of other security for any portion of the Real Property, Leasehold Rights and/or Collateral securing the Loans, (2) grant any release in favor of the Borrowers under the Loan Documents, or waive the Lenders' rights to enforce the obligations of the Borrowers, (3) agree to the revision, modification or amendment of any of the Loan Documents, or (4) consent to or accept the cancellation or termination of any of the Loan Documents, except upon payment in full of each Loan. Subject to the foregoing limitations, and until the occurrence and declaration of an Event of Default under the Loan Documents and Borrowers failure to cure within twenty (20) days thereof, Lead Lenders shall have the right to make decisions in connection with the day-to-day administration and servicing of the Loans, relating to inspections, review of financial data, and other matters of an ordinary nature involved in the administration and servicing of the Loans, without the Lenders' prior review or approval.

                           (h)      Reasonable Efforts. If any Event of Default
shall occur under any of the Loans, Lead Lenders shall use reasonable efforts in accordance with the Loan Documents to cause the Borrowers, Guarantors and/or Limited Guarantors to remedy the default.

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                           (i)      Hazard Insurance and Condemnation Awards. If
Lead Lenders becomes aware of any damage to or actual or potential condemnation affecting any material portion of the Real Property, Leasehold Rights and/or Collateral securing the Loans, Lead Lenders will promptly notify Lenders thereof. The proceeds of any insurance recovery or condemnation award received by Lead Lenders and not immediately disbursed or applied to the repayment of the Loan or not otherwise distributed by Lead Lenders shall be deposited in an interest-bearing account, in trust for all lenders, and the income, if any, received by Lead Lenders from such account and not payable to others shall be shared with the Lenders in accordance with terms of this Agreement.

         3.2      Payment Priorities Between Lead Lenders and Lenders.

                  (a) Lead Lenders and Lenders agree that all payment and/or prepayment of principal due on the Loan, received by the Lead Lenders, shall be held for the account of the Lenders and Lead Lenders as their respective interests may appear, and such payment shall be applied in the following order of priority: (i) first to the payment of that pro rata portion of principal of the Loan provided by Owens Financial and Owens Mortgage Investment Fund, (ii) next to pay any pro rata portion of accrued or outstanding interest due Lenders at the agreed Interest Rate, (iii) next to that portion of the principal of the Loan provided by Vestin Mortgage and Vestin Fund I and Vestin Fund II. In the Event of Default under the Loan Documents, and the Borrowers failure to cure such Event of Default within twenty (20) days thereof, Vestin and Vestin Fund I and Vestin Fund II shall be entitled, in their sole and absolute discretion, to either (i) continue to remit to Lenders on a monthly basis the interest due at the Interest Rate on the Participation Interest of said Loan notwithstanding the occurrence and continuation of such Event of Default until such time as Lead Lenders repurchase the Participation Interest of Lenders in such Loan or a Substitution of Security for such Loan occurs, or (ii) substitute an alternative Loan acceptable to the Lenders at the Lenders sole discretion. In the event no acceptable alternative Loan is found acceptable to Lenders, and Lead Lenders make a determination not to continue to remit to Lenders the monthly interest payment as set forth in (i) above, the Lead Lenders will repurchase the Participation Interest of Owens Financial and Owens Mortgage Investment Fund for the outstanding balance of that Participation Interest plus any accrued interest together with Lender's pro rata portion of any Late Charges collected from Borrowers for the period commencing on the date immediately following the expiration of the aforesaid twenty (20) day period following the occurrence of such Event of Default up to the date that Lead Lenders either (i) repurchase the Participation Interest of Lenders in such defaulted Loan, or (ii) a Substitution of Security occurs, as applicable. Vestin Mortgage, Vestin Fund I and Vestin Fund II shall not be entitled to receive any payment of its pro rata share of the principal of the Loan in question until Owens Financial and Owens Mortgage Investment Fund has received payment in full of its Participation Interest of the principal of the Loan and all accrued interest payable to Lenders under this Agreement.

                  (b) Each payment of interest on the Loan, received by the Lead Lender, shall be for the account of the Lenders and Lead Lenders as their respective interests may appear, and such payment shall be applied first to the payment of agreed Interest Rate due on the Participation Interest of the Loan assigned to Owens Financial or Owens Mortgage Investment Fund for such period that the interest is due.

                  (c) As an example, assume Lenders purchase an Assignment of a 25% Participation Interest in a $10,000,000 Loan. The Loan carries an interest rate of 14% and pays monthly interest only payments. The Lenders agreed Interest Rate is 12%. Lenders and Lead Lenders would receive the following.

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                           Example 1: Borrowers make a monthly payment of
$116,666.67. Lenders are paid their full share of interest at 12% on $2,500,000 or $25,000. Vestin Mortgage, Vestin Fund I or Vestin Fund II receives $91,666.67 or the balance of the interest paid.

                           Example 2: Borrowers make a monthly payment of
$50,000. Lenders are paid their full share of interest at 12% on $2,500,00 or $25,000. Vestin Mortgage, Vestin Fund I or Vestin Fund II receives $25,000, or the balance of the interest paid.

                           Example 3: Borrowers do not make a monthly payment,
default, declare bankruptcy or withhold payments for any reason then, Lead Lenders in their sole and absolute discretion may (i) continue to pay Lenders 12% on $2,500,000 or $25,000 on a monthly basis notwithstanding the occurrence and continuation of such default, or (ii) buy Lenders out of the Loan for $2,500,000 plus any accrued interest, or (iii) offer a Substitution of Security in a Loan acceptable to Lenders at Lenders sole and absolute discretion in the amount of $2,500,000. In case of an acceptable Substitution of Security, Lead Lender will pay any outstanding accrued interest.

                           Example 4: Borrowers payoff a portion of the Loan.
Lenders are paid their full pro rata share of the principal balance of the Participation Interest and interest at 12% to the date of payoff.

                           Example 5: Borrowers pay off the Loan. Lenders are
paid their full pro rata share of the Loan equal to their Participation Interest plus interest at 12%. Vestin Mortgage, Vestin Fund I or Vestin Fund II may offer Owens Financial or Owens Mortgage Investment Fund a new Participation Interest in another loan, but Lender has no obligation to accept such interest.

         3.3      Defaults Under Loan Documents; Enforcement of Remedies.

                  (a) If foreclosure or similar proceedings are commenced under the Loan Documents, Lead Lenders shall keep the Lenders informed as to the progress of the proceedings.

                  (b) If Lead Lender (or a nominee acceptable to the Lenders) shall acquire title to all or any part of the Real Property, Leasehold Rights and/or Collateral securing the Loan, it shall buy out the Participation Interest of Owens Financial or Owens Mortgage Investment Fund at the sole an absolute discretion of Lenders.

         3.4 Notices under Collateral Documents. Lead Lenders shall deliver to the Lenders, promptly upon receipt thereof, duplicates or copies of all notices, requests and other instruments received by it from any other party under or pursuant to any of the Loan Documents, if not previously furnished to the Lenders.

                   SECTION 4. MANDATORY REPURCHASE FOR CAUSE

         Lead Lenders will repurchase the Participation Interests of Lenders, at Lenders sole and absolute discretion, at any time "for cause". The term "for cause" shall be limited to Lead Lenders' (i) material breach of a material term of this Agreement, or (ii) fraud committed against Borrowers or Lenders, as finally determined by a court of competent jurisdiction or (iii) criminal acts committed against Borrowers or Lenders as finally determined by a court of competent jurisdiction.

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                      SECTION 5. TERMINATION OF AGREEMENT

         Upon final payment in full of the Loans or all obligations owing to Lenders, such Lenders shall cease to be a party to this Agreement; provided, however, if all or any part of any payments to such Lenders are invalidated or set aside or required to be repaid to any Person in any Bankruptcy Proceeding or otherwise, then this Agreement shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Loan so invalidated, set aside or repaid. If any portion of this agreement is declared to be invalid or unenforceable then the remaining portions of the Agreement shall remain in full force and effect.

                      SECTION 6. INDEMNIFICATION OF LENDER

         Vestin Mortgage, Vestin Fund I and Vestin Fund II indemnifies Owens Financial and Owens Mortgage Investment Fund for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them in any way relating to or arising out of this Agreement or by their participation in any Loan or by any action brought by any Borrower including all claims relating to the origination of the Loans, except for the gross negligence or willful misconduct of Lenders or the breach by Lenders of any of the terms of this Agreement.

                         SECTION 7. NOT A JOINT VENTURE

         Neither the execution of this Agreement nor the Lenders' several ownership of interests in Loans, nor any agreement to share in profits or losses arising as a result of the Loans, is intended to be, nor shall it be construed to be: (a) the formation of a partnership or joint venture between the Lead Lenders and Lenders, or (b) the creation of a loan transaction between the Lead Lenders, as borrower, and Lender, as lender. Vestin Mortgage, in its capacity as Lead Lender, shall not be deemed to be a trustee for the Lenders in connection with the Loans or their interests therein. Vestin Mortgage, in its capacity as Lead Lender, shall owe to the Lenders no duty except as specifically set forth in this Agreement, and no lender shall be liable to any other person for the liability of any other lender arising in connection with the Loans or any transaction related to the Loans, except as may be expressly set forth in this Agreement.

                            SECTION 8. MISCELLANEOUS

         8.1 Amendment. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

         8.2 Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         8.3 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

         8.4 Parties in Interest; Decisions by Majority Lenders. All of the terms, covenants and conditions contained in this Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns. There shall be no third-party beneficiaries of this Agreement

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         8.5      Further Sale, Pledge, etc. Lead Lender may not sell, pledge, assign or otherwise transfer all or any part of its interest in any Loan which is subject to this Agreement without the prior written consent of Lenders, which consent shall not be unreasonably withheld. In the event all or any part of Lead Lenders interest in any such Loan is sold, pledged, assigned or otherwise transferred, Lead Lenders obligations under this Agreement will not be relieved.

         8.6 Notices. Notices under this Agreement shall be in writing and personally delivered or sent by certified or registered U.S. mail, or a recognized air courier service, return receipt requested, or by telecopy, acknowledgment of receipt requested, to the parties at their addresses specified in the first paragraph of this Agreement. Such addresses may be changed from time to time by the addressee by serving notice as provided above.

         8.7 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         8.8 Attorney's Clause. If legal action is instituted to enforce the terms of this Agreement, the prevailing parties shall be entitled to recover from the losing parties, all costs of collection and enforcement, including reasonable attorney's fees. For purposes of this section, the award and recovery of attorney's fees shall survive the entry of any judgment thereon and shall include, without limitation, fees incurred in the following: (1) Post Judgment Motions; (2) Contempt Proceedings; (3) Garnishment, levy, debtor and third party examinations; (4) Discovery; (5) Bankruptcy proceedings or other litigation; and
(6) appeals.

         IN WITNESS WHEREOF, the Lenders have caused this instrument to be duly executed as of the day and year first above written.

VESTIN MORTGAGE, INC., A NEVADA CORPORATION

By: /s/ Daniel B. Stubbs
    --------------------------
    Daniel B. Stubbs

      Its: Executive Vice President

VESTIN FUND I, LLC, A NEVADA CORPORATION

By: Vestin Mortgage, Inc., a Nevada corporation

    Its: Manager

      By: /s/ Daniel B. Stubbs
          --------------------------
          Daniel B. Stubbs
            Its: Executive Vice President

VESTIN FUND II, LLC, A NEVADA CORPORATION

By: Vestin Mortgage, Inc., a Nevada corporation

    Its: Manager

      By: /s/ Daniel B. Stubbs
          --------------------------
          Daniel B. Stubbs

            Its: Executive Vice President

OWENS FINANCIAL GROUP, INC., A CALIFORNIA CORPORATION

By /s/ William C. Owens
   -----------------------------------
   William C. Owens

            Its: President

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

By: Owens Financial Group, Inc., a California corporation

    Its: General Partner

      By: /s/ William C. Owens
          ---------------------------------
          William C. Owens

            Its President

                                                                     EXHIBIT "A"

                               PARTICIPATION POOL

                                    Original Loan     Participation
                                      Balance           Interest
                                    -------------------------------
839            Corinthians          $  7,840,000       $  3,800,000

809      Bear Creek at Briargate    $  3,200,000       $  1,000,000

786         Marshall's Harbor       $  6,100,000       $  1,500,000

771         Malibu Apartments       $  7,700,000       $  2,500,000

762         Malibu Bay Suites       $ 13,245,000       $  5,000,000

749         Youngtown Village       $ 15,150,000       $  5,350,000

814           The Cannery           $ 48,000,000       $ 18,500,000
                                    -------------------------------

               Total loans          $101,235,000       $ 37,650,000
                                    -------------------------------

                                                      Initials           XXXXXXX
                                                                -------  -------

This exhibit dated April 18, 2003, replaces and supercedes the previously signed Exhibit A